As filed with the Securities and Exchange Commission on November 15, 1995.
                                                       Registration No. 33-_____

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         WESTERN MICRO TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


             California                            94-2414428
   ______________________________        ______________________________
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)             Identification No.)

      254 East Hacienda Avenue
        Campbell, California                         95008
   ______________________________        ______________________________
       (Address of Principal                       (Zip Code)
         Executive Offices)


                        1995 EMPLOYEE STOCK PURCHASE PLAN
                       ----------------------------------
                            (Full title of the plans)

           P. SCOTT MUNRO                           Copy to:
      Chief Executive Officer              KATHARINE A. MARTIN, ESQ.
           and President
   Western Micro Technology, Inc.          Pillsbury Madison & Sutro
      254 East Hacienda Avenue                2700 Sand Hill Road
     Campbell, California 95008           Menlo Park, California 94025
           (408) 379-0177                        (415) 233-4500
   ______________________________        ______________________________
    (Name, address and telephone          (Counsel to the Registrant)
    number, including area code,
       of agent for service)


-------------------------------------------------------------------------------------------------------
 Title of Securities To   Amount To Be    Proposed Maximum    Proposed Maximum   Amount of Registration
     Be Registered       Registered(1)   Offering Price Per  Aggregate Offering          Fee(3)
                                               Share              Price(2)
-------------------------------------------------------------------------------------------------------
Common Stock  . . . . .  175,000 shares       $5.75              $1,006,280                $347.00
-------------------------------------------------------------------------------------------------------

     (1) 175,000 shares are being registered pursuant to the Western Micro Technology, Inc. 1995 Employee Stock Purchase Plan.
     (2) Estimated solely for the purpose of calculating the registration fee on the basis of the last sales price as reported on the Nasdaq National Market System on November 13, 1995.
     (3)  The registration fee has been calculated pursuant to Rule 457(h).

                                _________________

      The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------

                                PART I
                                ------
           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
           ----------------------------------------------------

Item 1.   Plan Information.*
------    ----------------

Item 2.   Registrant Information and Employee Plan Annual Information.*
------    -----------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II
                                     -------
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.   Incorporation of Certain Documents by Reference.
------    -----------------------------------------------

          The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration State-ment:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

          (2) The Registrant's Quarterly Reports on From 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 and the Registrant's Current Report on Form 8-K dated July 26, 1995 and Amendment No. 1 thereto on Form 8-K/A dated October 10, 1995.

          (3) The information with regard to the Registrant's capital stock contained in a registration statement filed with the Commission pursuant to section 12 of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such information.

          In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Regis-tration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
------    -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

     Article SIXTH of the Company's Articles of Incorporation, as amended authorizes the Company to indemnify its Agents, through bylaw provisions or through agreements with agents, or both, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Company and its shareholders. Article IX of the Company's Bylaws provides for mandatory indemnification of each director of the Company except as prohibited by law.

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------

          Not applicable.

Item 8.   Exhibits.
------    --------

          See Index to Exhibits.

Item 9.   Undertakings.
------    ------------

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the

          Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Regis-tration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Regis-tration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in con-nection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indem-nification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registra-tion Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on November 14, 1995.

                             WESTERN MICRO TECHNOLOGY, INC.



                             By        /s/ P. Scott Munro
                                -----------------------------------------
                                           P. Scott Munro
                                      Chief Executive Officer
                                           and President
                                  (Principal Executive Officer)


                                POWER OF ATTORNEY
                                -----------------

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints P. Scott Munro, his or her true and lawful attorney-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                    Title                 Date
         ---------                    -----                 ----


   /s/ James W. Dorst        Chief Financial Officer  November 14, 1995
--------------------------    (Principal Financial
       James W. Dorst               Officer)

         Signature                    Title                 Date
         ---------                    -----                 ----


 /s/ James J. Heffernan             Director          November 14, 1995
--------------------------
     James J. Heffernan


  /s/ Jerome M. Martin              Director          November 15, 1995
--------------------------
      Jerome M. Martin


   /s/ P. Scott Munro           President, Chief      November 14, 1995
--------------------------    Executive Officer and
       P. Scott Munro               Director


 /s/ K. William Sickler             Director          November 14, 1995
--------------------------
     K. William Sickler


--------------------------          Director          November __, 1995
       J. Larry Smart


--------------------------          Director          November __, 1995
     William H. Welling

                             INDEX TO EXHIBITS
                             -----------------

                                           Sequentially
Exhibit                                      Numbered
Number               Exhibit                   Page
-------              -------               ------------

4.1        Articles of Incorporation for        *
           Silicon Valley Services, Inc.
           filed with the California
           Secretary of State on
           December 30, 1975.
4.2        Certificate of Amendment of          **
           Articles of Incorporation of
           Silicon Valley Services, Inc.
           (part of which changed the name
           of the Corporation to Western
           Micro Technology, Inc.) filed
           with the California Secretary of
           State on April 1, 1977.

4.3        Certificate of Amendment of          ***
           Articles of Incorporation of
           Silicon Valley Services, Inc.
           filed with the California
           Secretary of State on August 30,
           1983.

4.4        Certificate of Amendment of          ****
           Articles of Incorporation of
           Silicon Valley Services, Inc.
           filed with the California
           Secretary of State on April 5,
           1988.

------------------
[FN]
* Incorporated by reference to Exhibit 3-A to the Reg-istrant's Registration Statement on Form S-1, Registration
No. 2-86846.

**    Incorporated by reference to Exhibit 4.2 to the Reg-
istrant's Form S-8, Registration No. 33-60778.

***   Incorporated by reference to Exhibit 4.3 to the Reg-
istrant's Form S-8, Registration No. 33-60778.

**** Incorporated by reference to Exhibit 3.1 to the Reg-istrant's Annual Report on Form 10-K for the year ended
March 31, 1988.

                                           Sequentially
Exhibit                                      Numbered
Number               Exhibit                   Page
-------              -------               ------------

4.5        Amended Bylaws dated June 15,       *****

5.1        Opinion of Pillsbury Madison &
           Sutro

23.1       Consent of Coopers & Lybrand
           L.L.P., Independent Public
           Accountants.

23.2       Consent of Pillsbury Madison &
           Sutro (included in Exhibit 5.1).

24.1       Power of Attorney (see page 6).

---------------
[FN]
***** Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended
December 31, 1994.